Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 6, 2005 with respect to the consolidated financial statements of Beacon Roofing Supply, Inc., included in the Registration Statement (Form S-3 No. 333-128919) and related Prospectus of Beacon Roofing Supply, Inc. for the registration of 8,750,000 shares of its common stock and to the incorporation by reference therein of our reports dated December 6, 2005, with respect to the consolidated financial statements of Beacon Roofing Supply, Inc., Beacon Roofing Supply, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectives of internal control over financial reporting of Beacon Roofing Supply, Inc., included in the Annual Report (Form 10-K) for the year ended September 24, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

December 6, 2005